EXHIBIT 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, effective as of [●], 2024 (this “Agreement”), is made by and between Cencora, Inc., a Delaware corporation (the “Company”), and [●] (“Indemnitee”).

WHEREAS, the Indemnitee is currently serving or will serve as [an officer] / [a director] and in such capacity has rendered or will render valuable services to the Company;

WHEREAS, it is common for publicly traded companies to enter into indemnification agreements with their directors and officers in order to induce and encourage highly experienced and capable persons such as the Indemnitee to serve or to continue to serve, as applicable, the Company, and the Company’s Board of Directors (the “Board”) has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other alternatives available to the Company and the Indemnitee in lieu hereof, that this Agreement is not only reasonable and prudent, but necessary to promote and ensure the best interests of the Company and its stockholders; and

WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s service or continued service, as applicable, to the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s certificate of incorporation or bylaws (collectively, the “Constituent Documents”), any change in the composition of the Board or any change-in-control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of Expenses to Indemnitee as set forth in this Agreement and for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

AGREEMENT:

NOW, THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, and other good and valuable consideration, including, without limitation, the service or continued service, as applicable, of the Indemnitee, the receipt of which hereby is acknowledged, and in order to induce the Indemnitee to serve or to continue to serve, as applicable, the Company and the Indemnitee hereby agree as follows:

1.            Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

(a)            “Beneficial Owner” has the meaning given to the term “beneficial owner” in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)            “Change in Control” means the occurrence after the date of this Agreement of any of the following events:

(i)            any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors than any other person;

(ii)           the consummation of  (x) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (y) a sale or other disposition of all or substantially all of the assets of the Company, or (z) a liquidation or dissolution of the Company; or

(iii)          during a period of twelve (12) consecutive months (not including any period prior to the execution of this Agreement), Incumbent Directors cease for any reason to constitute at least a majority of the members of the Board.

(c)           “Claim” means (i) any threatened, asserted, pending or completed claim, counterclaim, cross claim, demand, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; and (ii) any inquiry, hearing or investigation, whether made, instituted or conducted by the Company or any other party, including without limitation any federal, state or other governmental entity, that Indemnitee determines might lead to the institution of any such claim, demand, action, suit or proceeding. A Claim shall include any appeals therefrom.

(d)           “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(e)           “Expenses” shall include any and all expenses, including all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes (including ERISA excise taxes and penalties) imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and all other disbursements, obligations or expenses of the types customarily incurred in connection with, or as a result of, prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a deponent or witness in, or otherwise participating in, any Claim. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Indemnifiable Claim, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) Expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement or Expenses or insurance recovery, as the case may be. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f)            “Incumbent Directors” means the individuals who, as of the date hereof, are directors of the Company and any individual becoming a director subsequent to the date hereof whose election, nomination for election by the Company’s stockholders, or appointment was approved by a vote of at least two-thirds of the then still in office directors who were either directors as of the date hereof or whose election or nomination for election was previously so approved (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination).

2

(g)            “Indemnifiable Claim” means any Claim based upon, arising out of or resulting from any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise (collectively with the Company, “Enterprise”), or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).

(h)           “Indemnifiable Losses” means any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim.

(i)            “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent or performed services for: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(j)            “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), any federal, state, local or foreign taxes (including ERISA excise taxes and penalties) imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and amounts paid in settlement, including without limitation all interest, assessments and other charges, paid or payable in connection with or in respect of any Claim.

(k)           “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

(l)            “Subsidiary” means an entity in which the Company directly or indirectly Beneficially Owns 50% or more of the outstanding Voting Stock.

(m)          “Voting Stock” means securities entitled to vote generally in the election of directors (or similar governing bodies).

3

2.            Indemnification Obligation. Subject to Sections 7 and 15, the Company shall indemnify, defend and hold harmless Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Indemnifiable Losses actually and reasonably incurred in connection with any Indemnifiable Claim, including, without limitation, Indemnifiable Claims brought by or in the right of the Company, Indemnifiable Claims brought by third parties, and Indemnifiable Claims in which the Indemnitee is solely a witness.

3.            Advancement of Expenses.

(a)           Subject to Section 15, Indemnitee shall have the right to advancement by the Company prior to the final disposition of any Indemnifiable Claim, by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Indemnifiable Claim. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Advances shall be unsecured and interest free and shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

(b)           Without limiting the generality or effect of the foregoing, within thirty (30) days after any request by Indemnitee, the Company shall, in accordance with such request, (i) pay such Expenses on behalf of Indemnitee, (ii) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (iii) reimburse Indemnitee for such Expenses. In connection with any such payment, advancement or reimbursement, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Indemnitee hereby undertakes to repay to the Company any Expense advanced pursuant to this Section 3 if and to the extent that it shall ultimately be determined by final disposition of such Indemnifiable Claim from which there is no further right to appeal that Indemnitee is not entitled to be indemnified under this Agreement or otherwise.

4.            Indemnification for Additional Expenses. The Company shall also indemnify against and, if requested by Indemnitee, shall advance to Indemnitee, subject to and in accordance with Section 3, within ten business days of such request, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Indemnifiable Claims, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless in each case of whether Indemnitee ultimately is determined to be entitled to such indemnification, reimbursement, advance or insurance recovery, as the case may be. Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith.

5.            Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss but not for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

4

6.            Procedure for Notification. To obtain indemnification under this Agreement in respect of an Indemnifiable Claim or advancement of Expenses, Indemnitee shall submit to the Company a written notice as soon as practicable of any Claim which could relate to an Indemnifiable Claim or for which the Indemnitee could seek advancement of Expenses hereunder, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim. If, at the time of the receipt of such request, the Company has directors’ and officers’ liability insurance in effect under which coverage for such Indemnifiable Claim is potentially available, the Company shall give prompt written notice of such Indemnifiable Claim to the applicable insurers in accordance with the procedures set forth and the time periods specified in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Indemnifiable Claim, in each case substantially concurrently with the delivery or receipt thereof by the Company. The failure by Indemnitee to timely notify the Company of any Indemnifiable Claim shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company is materially prejudiced by such failure.

7.            Application and Determination of Right to Indemnification.

(a)            In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request therefor (following the final disposition of the applicable Indemnifiable Claim), including in such request, except to the extent previously provided to the Company in connection with a request or requests for advancement of expenses pursuant to Section 3 hereof, a statement or statements reasonably evidencing all Losses incurred or paid by or on behalf of the Indemnitee and for which indemnification is requested and such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnification shall be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with this Section 7.

(b)           To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred relating to such Indemnifiable Claim in accordance with Section 2 and no Standard of Conduct Determination (as defined in Section 7(d)) shall be required. If the Indemnitee is not wholly successful in defending any Indemnifiable Claim but is successful, on the merits or otherwise, in defending one or more but less than all claims, issues or matters relating to any such Indemnifiable Claim, including dismissal without prejudice of certain claims, issues or matters, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in defending each such successfully resolved claim, issue or matter, and no Standard of Conduct Determination (as defined in Section 7(d)) shall be required.

5

(c)            To the extent that Indemnitee’s involvement in an Indemnifiable Claim is to prepare to serve and serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith to the fullest extent permitted by law and no Standard of Conduct Determination (as defined in Section 7(d)) shall be required.

(d)            To the extent that the provisions of Section 7(b) and Section 7(c) are inapplicable to an Indemnifiable Claim that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition to indemnification of Indemnitee hereunder against Indemnifiable Losses relating to such Indemnifiable Claim (a “Standard of Conduct Determination”) shall be made as follows: (i) unless a Change in Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, or (C) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and (ii) if a Change in Control shall have occurred, (A) if the Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board or (B) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee. The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within 10 business days of such request, any and all costs and expenses (including attorneys’ and experts’ fees and expenses) incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.

(e)            The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 7(d) to be made as promptly as practicable. If the person or persons determined under Section 7 to make the Standard of Conduct Determination shall not have made a determination within 45 days after the later of (A) receipt by the Company of written notice from Indemnitee advising the Company of the final disposition of the applicable Claim (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall, to the fullest extent permitted by law, be deemed to have satisfied the applicable standard of conduct; provided that such 45-day period may be extended for a reasonable time, not to exceed an additional 45 days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto.

(f)            If (i) Indemnitee shall be entitled to indemnification pursuant to Section 7(b) or (c), (ii) no determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law is a legally required condition to indemnification of Indemnitee hereunder against any Indemnifiable Losses, or (iii) Indemnitee has been determined or deemed pursuant to Section 7(d) or (e) to have satisfied any applicable standard of conduct under Delaware law which is a legally required condition to indemnification of Indemnitee, then the Company shall pay to Indemnitee, within 10 business days after the later of (x) the Notification Date and (y) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Indemnifiable Losses. If it is determined that the Indemnitee is not entitled to indemnification, then the written notice to the Indemnitee (or, if such determination has been made by Independent Counsel in a written opinion, the copy of such written opinion delivered to the Indemnitee) shall disclose the basis upon which such determination is based.

6

(g)           If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 7(d)(i), the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 7(d)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within five business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(i), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 7(g) to make the Standard of Conduct Determination shall have been selected within 30 days after the Company gives its initial notice pursuant to the first sentence of this Section 7(g) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 7(g), as the case may be, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware (the “Delaware Court”) for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court or by such other person as the Delaware Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 7(d).

8.            Presumption of Entitlement and Reliance as a Safe Harbor.

(a)            In making any Standard of Conduct Determination, the Person or Persons making such determination shall, to the fullest extent permitted by law, presume that Indemnitee has satisfied the applicable standard of conduct, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any Person or Persons of any determination contrary to that presumption. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Delaware Court. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct shall be a defense to any Claim by Indemnitee for indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

7

(b)            For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

9.            No Other Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or that indemnification hereunder is otherwise not permitted.

10.          Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, or the General Corporation Law of the State of Delaware, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision.

11.          Liability Insurance and Funding. For the duration of Indemnitee’s service to the Company, and thereafter for so long as Indemnitee shall be subject to any pending Indemnifiable Claim, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. Upon receiving written request, the Company shall provide Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials, and shall provide Indemnitee with a reasonable opportunity to review and comment on the same. Without limiting the generality or effect of the two immediately preceding sentences, the Company shall not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next (i) without the prior approval thereof by a majority vote of the Incumbent Directors, even if less than a quorum, or (ii) if at the time that any such discontinuation or significant reduction in the scope or amount of coverage is proposed there are no Incumbent Directors, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed). In all policies of directors’ and officers’ liability insurance obtained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policy.

8

12.          Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other Persons (other than Indemnitee’s successors), including any Enterprise referred to in the definition of “Indemnifiable Claim” in Section 1(g). Indemnitee shall execute all papers reasonably required to evidence such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13.          No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Indemnifiable Losses to the extent Indemnitee has otherwise actually received payment (net of Expenses incurred in connection therewith) under any insurance policy, the Constituent Documents and Other Indemnity Provisions or otherwise.

14.          Defense of Claims.

(a)            The Company shall be entitled to participate in the defense of any Indemnifiable Claim at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee upon the delivery to the Indemnitee of written notice of its election to do so, and the Indemnitee shall cooperate with the Company in such defense as reasonably requested by the Company.

(b)           After notice from the Company to Indemnitee of its election to assume the defense of any such Indemnifiable Claim (but subject to such approval of counsel by the Indemnitee and the retention of such counsel by the Company), the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such Indemnifiable Claim except as otherwise provided below. If Indemnitee has reasonably determined, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Indemnifiable Claim (including any impleaded parties) include both the Company and Indemnitee and that there may be one or more legal defenses available to Indemnitee that are different from or in addition to those available to the Company, or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Indemnifiable Claim) at the Company’s expense; provided that any counsel chosen by Indemnitee shall agree to comply with the Company’s outside counsel guidelines, as in effect at the time of engagement of such counsel, with respect to any matter for which indemnification is sought under this Agreement. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Indemnifiable Claim effected without the Company’s prior written consent; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of the Indemnitee for amounts paid in settlement if an Independent Counsel has approved the settlement. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending Indemnifiable Claim which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Indemnifiable Claim. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

9

15.          Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to:

(a)            Indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings (or any part thereof) initiated by Indemnitee, including any proceedings against the Company or its directors, officers, employees or other indemnitees or by way of defense of any counterclaim, cross-claim, affirmative defense, or like claim of the Company in such proceedings (or part thereof), except:

(i)            proceedings referenced in Section 4 above (unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceedings was not made in good faith or was frivolous); or

(ii)           where the Board has consented to the initiation of such proceedings.

(b)           Indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law.

(c)            Indemnify Indemnitee for any Expenses, judgments, fines, expenses or penalties sustained in any proceeding for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local statute or regulation.

(d)            Indemnify or advance funds to Indemnitee for (1) Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002) or (2) the loss of any erroneously awarded compensation recovered pursuant to the Company’s Dodd-Frank Compensation Recoupment Policy or successor policy adopted pursuant to Section 303A.14 of the New York Stock Exchange Listed Company Manual.

10

(e)            Indemnify Indemnitee on account of any proceeding with respect to a final judgment not subject to further appeal that Indemnitee’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest, or constituted willful misconduct, a breach of Indemnitee’s duty of loyalty to the Company or resulted from any personal profit or advantage to which Indemnitee is not legally entitled, or is conduct for which indemnification is not available as a matter of law (but only to the extent of such specific determination).

(f)            Indemnify Indemnitee for any Expenses, judgments, fines, interest or penalties, or excise taxes assessed with respect to any employee benefit or welfare plan, and sustained in any proceeding for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance.

(g)           Indemnify Indemnitee for any Expenses, judgments, fines, interest or penalties, or excise taxes assessed with respect to any employee benefit or welfare plan, for which the Indemnitee is indemnified by the Company otherwise than pursuant to this Agreement.

16.          Services to the Company. This Agreement shall not be deemed an employment agreement between the Company (or any of its subsidiaries or Enterprises) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s service to the Company or any of its subsidiaries or Enterprises is at will and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment agreement between Indemnitee and the Company (or any of its subsidiaries or Enterprises), other applicable formal severance policies duly adopted by the Board or, with respect to service as a director or officer of the Company, by the Constituent Documents or Delaware law.

17.          Successors and Binding Agreement.

(a)            The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee and Indemnitee’s counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any Person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegatable by the Company.

(b)           This Agreement shall inure to the benefit of and be enforceable by the Indemnitee’s personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors.

11

(c)            This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 17(a) and 17(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 17(c), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

(d)            All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of another enterprise) and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Indemnifiable Claim (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Claim or proceeding.

18.          Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to Indemnitee at the addresses shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

19.          Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State. The Company and Indemnitee each hereby irrevocably (a) consent to the exclusive jurisdiction of the Delaware Court for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement, (b) agree that any action arising out of or relating to this Agreement shall be brought only in the Delaware Court, (c) waive any objection to the laying of venue of such action or proceeding in the Delaware Court, and (d) waive, and agree not to plead or make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

20.          Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal. In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.

12

21.          Miscellaneous. No provision of this Agreement may be supplemented, modified or amended unless such supplement, modification or amendment is agreed to in writing signed by Indemnitee and the Company. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement.

22.          Certain Interpretive Matters. No provision of this Agreement shall be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

23.          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together shall constitute one and the same agreement.

24.          Contribution. To the fullest extent permissible under applicable law, if the indemnification or other rights and benefits provided to Indemnitee in this Agreement are unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amounts incurred by Indemnitee, for any and all Indemnifiable Losses in connection with any claim relating to an Indemnifiable Claim under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Indemnifiable Claim in order to reflect (i) the relative benefits received by the Company, on the one hand, and Indemnitee, on the other hand, as a result of the event(s) and/or transaction(s) giving cause to such Indemnifiable Claim; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents), on the one hand, and Indemnitee, on the other hand, in connection with such event(s) and/or transaction(s), with any such determination regarding the contribution amount being made in the same manner as a Standard of Conduct Determination as set forth in Section 7(d)(i) or (ii), as applicable.

13

IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.

CENCORA, INC.

Name:
Title:
Date:

INDEMNITEE

Name:
Date:

14